Exhibit 99.2

Unaudited Condensed Combined Pro Forma Financial Statements of Coty

The following unaudited condensed combined pro forma financial statements and notes thereto have been prepared by Coty Inc. (“Coty”) to give effect to the merger (the “Merger”) of Green Acquisition Sub Inc. (“Merger Sub”) with and into Galleria Co. (“Galleria Company”), with Galleria Company surviving the merger and becoming a wholly owned subsidiary of Coty, as contemplated by the Transaction Agreement, dated as July 8, 2015, as amended (the “Transaction Agreement”), by and among the Procter & Gamble Company (“P&G”), Galleria Company, Coty and Merger Sub. On October 1, 2016, the Merger was completed and the transaction is being accounted for as a business combination using the acquisition method with Coty as the accounting acquirer in accordance with ASC 805, Business Combinations. Under this method of accounting the purchase price is allocated to Galleria Company’s assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the Merger.

The process of valuing the tangible and intangible assets and liabilities of Galleria Company is still in the preliminary stages. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited condensed combined pro forma financial statements. Material revisions to Coty’s current estimates could be necessary as the valuation process and accounting policy review are finalized. As a result, the actual amount of depreciation and amortization expense may be materially different from that presented.

The unaudited condensed combined pro forma statements of operations are presented, giving effect to the completion of Merger and preliminary related acquisition accounting. The unaudited condensed combined pro forma statement of operations reflect the Merger as if it had occurred as of July 1, 2015, the beginning of the annual period presented. The unaudited condensed combined pro forma balance sheet reflects the Merger as if it had occurred on June 30, 2016, the date of the balance sheet presented. The unaudited condensed combined pro forma statement of operations for the year ended June 30, 2016 is derived from P&G Beauty Brands’ audited historical combined statement of operations for the fiscal year ended June 30, 2016 with Coty’s audited historical statement of consolidated operations for the fiscal year ended June 30, 2016. The unaudited condensed combined pro forma balance sheet combines the audited historical combined balance sheet of P&G Beauty Brands as of June 30, 2016 with Coty’s audited condensed consolidated balance sheet as of June 30, 2016. P&G Beauty Brands refers to the business of P&G and its subsidiaries relating to P&G’s global fine fragrances, salon professional, cosmetics and retail hair color businesses, along with select hair styling brands, including the Dolce & Gabbana and Christina Aguilera fragrance licenses (the “Excluded Brands”) unless otherwise noted.

The historical consolidated financial information has been adjusted to give effect to pro forma adjustments that are factually supportable, directly attributable to the Merger, and expected to have a continuing impact to the statement of operations.

The unaudited condensed combined pro forma financial statements should be read in conjunction with:

•	accompanying notes to the unaudited condensed combined pro forma financial statements;

•	Coty’s audited historical consolidated financial statements as of and for the fiscal year ended June 30, 2016; and

•	P&G Beauty Brands’ audited historical combined financial statements as of and for the fiscal year ended June 30, 2016.

The unaudited condensed combined pro forma financial statements have been prepared for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated on the dates indicated, nor is necessarily indicative of the results of operations or financial condition that may be expected for any future period or date.

Items Not Reflected in the Unaudited Condensed Combined Pro Forma Financial Statements

The unaudited condensed combined pro forma statement of operations does not include any adjustments related to restructuring, potential profit improvements, or potential cost savings. Coty is currently developing plans to combine the operations of Coty and certain specified assets and liabilities related to P&G Beauty Brands, excluding the Excluded Brands, that were acquired by Coty in the Merger (“Galleria”), which may involve costs that may be material. The anticipated profit improvements generated from these actions, as well as other potential synergies in total cost savings on an annualized basis over the next three years, have not been reflected in the unaudited condensed combined pro forma statement of operations. The synergies are expected to come from leveraging the current administrative, selling and marketing functions, along with Coty’s supply-chain and distribution network and efficiencies of combining Coty and Galleria. Integration teams will be formed to further develop and execute detailed implementation programs, the related costs of which have not been determined.

P&G Beauty Brands’ combined financial statements reflect the historical financial position, results of operations and cash flows of P&G Beauty Brands as owned by P&G for all periods presented. Prior to the expected separation transaction, P&G has not accounted for P&G Beauty Brands as, and P&G Beauty Brands has not been operated as, a stand-alone company during the periods presented.

P&G Beauty Brands’ historical combined financial statements were prepared using P&G’s historical basis in the assets and liabilities of P&G Beauty Brands. P&G Beauty Brands’ historical combined financial statements include all revenues, costs, assets and liabilities directly attributable to P&G Beauty Brands. In addition, certain expenses reflected in the combined financial statements include allocations of corporate expenses from P&G, which, in the opinion of P&G management, are reasonable.

Coty Inc. & Subsidiaries

Unaudited Condensed Combined Pro Forma Balance Sheet

At June 30, 2016

(Dollars in millions)

	Historical Coty	Historical P&G Beauty Brands		P&G Beauty Brands Pre- Merger Adjustments (Note 2)	Historical P&G Beauty Brands After Pre-Merger Adjustments	Pro Forma Merger Adjustments (Note 3)	Pro Forma
Assets
Current assets
Cash and cash equivalents	$372.4	$49.0		$(9.0)	$40.0	$—	$412.4
Restricted cash	—	996.0		(996.0)	—	—	—
Trade receivables, net	682.9	551.0		(182.0)	369.0	—	1,051.9
Inventories	565.8	499.0		—	499.0	86.8	1,151.6
Prepaid expenses and other current assets	206.8	184.0		(27.0)	157.0	(31.0)	332.8
Deferred income taxes	110.5	—		—	—	31.0	141.5

Total current assets	1,938.4	2,279.0		(1,214.0)	1,065.0	86.8	3,090.2

Property and equipment, net	638.6	608.0		—	608.0	230.8	1,477.4
Goodwill	2,212.7	2,684.0		—	2,684.0	2,728.8	7,625.5
Other intangible assets, net	2,050.1	1,726.0		—	1,726.0	4,922.2	8,698.3
Deferred income taxes	15.7	—		—	—	26.0	41.7
Other noncurrent assets	244.7	253.0		(24.0)	229.0	(148.1)	325.6

Total assets	$7,100.2	$7,550.0		$(1,238.0)	$6,312.0	$7,846.5	$21,258.7

Liabilities and equity
Current liabilities
Accounts payable	$921.4	$474.0		$(327.0)	$147.0	$—	$1,068.4
Accrued expenses and other current liabilities	748.4	626.0		(254.0)	372.0	34.0	1,154.4
Short-term debt and current portion of long-term debt	161.8	—		—	—	—	161.8
Income and other taxes payable	18.7	—		—	—	—	18.7
Deferred income taxes	4.9	—		—	—	20.8	25.7

Total current liabilities	1,855.2	1,100.0		(581.0)	519.0	54.8	2,429.0

Long-term debt, net	4,001.0	995.0		946.8	1,941.8	—	5,942.8
Pension and other post-employment benefits	230.6	—		—	—	398.4	629.0
Deferred income taxes	339.2	514.0	(1)	—	514.0	1,109.9	1,963.1
Other noncurrent liabilities	233.8	62.0	(2)	(36.0)	26.0	—	259.8

Total liabilities	6,659.8	2,671.0		329.8	3,000.8	1,563.1	11,223.7

Redeemable noncontrolling interests	73.3	—		—	—	—	73.3
Equity
Preferred Stock, $0.01 par value; 20.0 shares authorized, 1.7 issued and outstanding, at October 1, 2016 on a historical and pro forma basis	—	—		—	—	—	—
Class A Common Stock, $0.01 par value; 1,000.0 shares authorized, 811.1 issued, and 746.2 outstanding, at October 1, 2016 on a historical and pro forma basis	1.4	—		—	—	6.7	8.1
Class B Common Stock, $0.01 par value; 0 shares authorized, issued and outstanding at October 1, 2016 on a historical and pro forma basis	2.6	—		—	—	(2.6)	—
Additional paid-in capital	2,038.4	4,572.0	(3)	(1,567.8)	3,004.2	6,620.3	11,662.9
Accumulated deficit	(37.0)	—		—	—	(34.0)	(71.0)
Accumulated other comprehensive (loss) income	(239.7)	307.0		—	307.0	(307.0)	(239.7)
Treasury stock—at cost, shares: 65.0 at October 1, 2016	(1,405.5)	—		—	—	—	(1,405.5)

Total stockholder's equity	360.2	4,879.0		(1,567.8)	3,311.2	6,283.4	9,954.8

Noncontrolling interests	6.9	—		—	—	—	6.9

Total equity	367.1	4,879.0		(1,567.8)	3,311.2	6,283.4	9,961.7

Total liabilities, redeemable noncontrolling interests and equity	$7,100.2	$7,550.0		$(1,238.0)	$6,312.0	$7,846.5	$21,258.7

(1)	Aligning line title of the historical P&G Beauty Brands “Noncurrent deferred tax liabilities” to “Deferred income taxes”.
(2)	Aligning line titles of the historical P&G Beauty Brands “Liabilities for uncertain tax positions” and “Other noncurrent liabilities” to “Other noncurrent liabilities”.
(3)	Aligning line title of the historical P&G Beauty Brands “Divisional equity” to “Additional paid-in capital”.

Coty Inc. & Subsidiaries

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Year Ended June 30, 2016

(Dollars in millions, except for per share data)

	Historical Coty	Historical P&G Beauty Brands	P&G Beauty Brands Pre- Merger Adjustments (Note 2)	Historical P&G Beauty Brands After Pre-Merger Adjustments	Pro Forma Merger Adjustments (Note 3)	Pro Forma
Net revenues	$4,349.1	$4,911.0	$(506.0)	$4,405.0	$—	$8,754.1
Cost of sales	1,746.0	1,662.0	(156.0)	1,506.0	(29.2)	3,222.8

Gross profit	2,603.1	3,249.0	(350.0)	2,899.0	29.2	5,531.3
Selling, general and administrative expenses	2,027.8	3,013.0	(319.0)	2,694.0	(95.1)	4,626.7
Amortization expense	79.5	—	—	—	282.6	362.1
Restructuring costs	86.9	—	—	—	50.0	136.9
Acquisition-related costs	174.0	—	—	—	(163.8)	10.2
Asset impairment charges	5.5	48.0	(48.0)	—	—	5.5
Gain on sale of assets	(24.8)	—	—	—	—	(24.8)

Operating income	254.2	188.0	17.0	205.0	(44.5)	414.7
Interest expense, net	81.9	29.0	43.3	72.3	(13.0)	141.2
Loss on early extinguishment of debt	3.1	—	—	—	—	3.1
Other expense (income), net	30.4	(8.0)	8.0	—	—	30.4

Income before income taxes	138.8	167.0	(34.3)	132.7	(31.5)	240.0
(Benefit) provision for income taxes	(40.4)	101.0	(20.4)	80.6	(7.6)	32.6

Net income	179.2	66.0	(13.9)	52.1	(23.9)	207.4
Net income attributable to noncontrolling interests	7.6	—	—	—	—	7.6
Net income attributable to redeemable noncontrolling interests	14.7	—	—	—	—	14.7

Net income attributable to Coty Inc.	$156.9	$66.0	$(13.9)	$52.1	$(23.9)	$185.1

Net income attributable to Coty Inc. per common share:
Basic	$0.45					$0.25
Diluted	0.44					0.24
Weighted-average common shares outstanding:
Basic	345.5					755.2
Diluted	354.2					763.9

COTY INC. & SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

(Dollars in tables in millions, except per share data)

Note 1—Basis of Pro Forma Presentation

The unaudited condensed combined pro forma statements of operations combine P&G Beauty Brands’ audited historical combined statement of operations for the fiscal year ended June 30, 2016, with Coty’s audited historical consolidated statement of operations for the fiscal year ended June 30, 2016, to reflect the Merger as if it had occurred as of July 1, 2015. The unaudited condensed combined pro forma balance sheet combines the audited historical combined balance sheet of P&G Beauty Brands as of June 30, 2016, with Coty’s audited historical condensed consolidated balance sheet as of June 30, 2016 to reflect the Merger as if it had occurred as of June 30, 2016. On October 1, 2016, Galleria Company was merged with a wholly owned acquisition subsidiary of Coty, with Galleria Company surviving as a wholly owned subsidiary of Coty. In the Merger, each share of Galleria Company common stock was automatically converted into the right to receive one share of Coty common stock. Upon consummation of the Merger, holders of Galleria Company common stock own shares of Coty common stock representing approximately 54% of the fully diluted shares of Coty common stock.

The historical financial information is adjusted in the unaudited condensed combined pro forma financial statements to give effect to unaudited pro forma adjustments that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined operating results.

The Merger is being accounted for as a business combination with Coty as the accounting acquirer. Accordingly, Coty’s cost to purchase Galleria was allocated to the assets acquired and the liabilities assumed based upon their respective fair values on October 1, 2016. The preliminary purchase price was $11,570.4 million and consisted of $9,628.6 million of total equity consideration, which is based on the closing price of $23.50 for Coty’s common stock on September 30, 2016, and $1,941.8 million of assumed debt. The total equity purchase price was paid with approximately 409.7 million shares of Coty common stock, that was issued in exchange for all outstanding shares of Galleria Company common stock.

Coty estimated the preliminary fair value of acquired assets and liabilities as of the date of acquisition based on information currently available. Coty is still evaluating the fair value of the assets and liabilities assumed in the Merger. As Coty finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments may be recorded during the measurement period in fiscal 2017 and 2018. Coty will reflect measurement period adjustments, if any, in the period in which the adjustments are recognized.

The following table summarizes the estimated allocation of the purchase price to the net assets of the P&G Beauty Brands as of the October 1, 2016 acquisition date:

The purchase price is as follows:
Equity consideration exchanged	$9,628.6
Galleria Company debt assumed by Coty	1,941.8

Total purchase price	$11,570.4

Preliminary allocation of purchase price:
Net working capital	$601.8
Net other assets / (liabilities)	(343.5)
Indefinite-lived intangible assets	2,180.0
Finite-lived intangible assets	4,468.2
Goodwill	5,412.8
Property and equipment	838.8
Deferred tax liability	(1,587.7)

Total purchase price allocation	$11,570.4

Note 2—P&G Beauty Brands Pre-Merger Adjustments

The following table reflects adjustments as of June 30, 2016 to present the adjusted P&G Beauty Brands before the Merger including (i) the Excluded Brands, the Rochas, Laura Biagiotti, Naomi Campbell and Giorgio Beverly Hills brands that were divested by P&G, Puma, which was discontinued by P&G (the divested and discontinued brands together, the “Divested Brands”) and certain other assets and liabilities that were transferred as part of the transactions contemplated by the Transaction Agreement (the “Transactions”) and (ii) the recapitalization of the P&G Beauty Brands business:

	Carve-Out of Excluded Brands and Divested Brands (a)	Non-transferred Assets and Liabilities (b)	Recapitalization (c)	Total P&G Beauty Brands Pre-Merger Adjustments
Assets
Current assets Cash and cash equivalents	$—	$(9.0)	$—	$(9.0)
Restricted cash	—	—	(996.0)	(996.0)
Trade receivables, net	—	(182.0)	—	(182.0)
Inventories	—	—	—	—
Prepaid expenses and other current assets	—	(27.0)	—	(27.0)
Deferred income taxes	—	—	—	—

Total current assets	—	(218.0)	(996.0)	(1,214.0)

Property and equipment, net	—	—	—	—
Goodwill	—	—	—	—
Other intangible assets, net	—	—	—	—
Deferred income taxes	—	—	—	—
Other noncurrent assets	—	(24.0)	—	(24.0)

Total assets	$—	$(242.0)	$(996.0)	$(1,238.0)

Liabilities and equity
Current liabilities
Accounts payable	$—	$(327.0)	$—	$(327.0)
Accrued expenses and other current liabilities	(5.0)	(249.0)	—	(254.0)
Short-term debt and current portion of long-term debt	—	—	—	—
Income and other taxes payable	—	—	—	—
Deferred income taxes	—	—	—	—

Total current liabilities	(5.0)	(576.0)	—	(581.0)

Long-term debt	—	—	946.8	946.8
Pension and other post-employment benefits	—	—	—	—
Deferred income taxes	—	—	—	—
Other noncurrent liabilities	—	(36.0)	—	(36.0)

Total liabilities	(5.0)	(612.0)	946.8	329.8

Preferred Stock	—	—	—	—
Class A Common Stock	—	—	—	—
Class B Common Stock	—	—	—	—
Additional paid-in capital	5.0	370.0	(1,942.8)	(1,567.8)
Accumulated deficit	—	—	—	—
Accumulated other comprehensive (loss) income	—	—	—	—
Treasury stock-at cost	—	—	—	—

Total stockholder’s equity	5.0	370.0	(1,942.8)	(1,567.8)

Total liabilities and stockholder’s equity	$—	$(242.0)	$(996.0)	$(1,238.0)

The following table reflects adjustments for the year ended June 30, 2016 to present the adjusted P&G Beauty Brands before the Merger including (i) the Excluded Brands, the Divested Brands and certain other assets and liabilities that were transferred as part of the Merger and (ii) the recapitalization of the P&G Beauty Brands business:

	Carve-Out of Excluded Brands and Divested Brands (a)	Other Excluded Brand and Divested Brand Adjustments		Recapitalization		Total P&G Beauty Brands Pre-Merger Adjustments
Net revenues	$(506.0)	$—		$—		$(506.0)
Cost of sales	(156.0)	—		—		(156.0)

Gross profit	(350.0)	—		—		(350.0)
Selling, general and administrative expenses	(236.0)	(83.0)	(d)	—		(319.0)
Amortization expense	—	—		—		—
Restructuring costs	—	—		—		—
Acquisition-related costs	—	—		—		—
Asset impairment charges	—	(48.0)	(e)	—		(48.0)
Gain on sale of assets	—	—		—		—

Operating income	(114.0)	131.0		—		17.0
Interest expense, net	—	—		43.3	(g)	43.3
Loss on early extinguishment of debt	—	—		—		—
Other expense (income), net	—	8.0	(f)	—		8.0

Income before income taxes	(114.0)	123.0		(43.3)		(34.3)
(Benefit) provision for income taxes	(23.0)	6.0	(e)	(10.4)	(h)	(20.4)
		(3.0)	(f)
		10.0	(d)

Net income	(91.0)	110.0		(32.9)		(13.9)
Net income attributable to noncontrolling interests	—	—		—		—
Net income attributable to redeemable noncontrolling interests	—	—		—		—

Net income attributable to Coty Inc.	$(91.0)	$110.0		$(32.9)		$(13.9)

(a)	The historical financial information of P&G Beauty Brands includes results from the Excluded Brands and the Divested Brands. As such, P&G Beauty Brands’ historical balances are adjusted to reflect these brands not being transferred with Galleria. Coty’s management believes that these adjustments are factually supportable as i) the historical financial information of the Excluded Brands and the Divested Brands is derived from P&G’s management reporting systems; ii) the revenues of the Excluded Brands and the Divested Brands do not include any allocations; and iii) the expenses of the Excluded Brands and the Divested Brands do not include any allocations, and only direct administrative personnel costs and expenses related to the Excluded Brands and the Divested Brands are excluded from the pro forma statements of operations.

(b)	Represents the removal of certain other P&G Beauty Brands assets and liabilities that Coty is not acquiring under the terms of the Transaction Agreement.

(c)	Reflects a dividend to P&G of $1,942.8 million funded from $996.0 million of restricted cash and the proceeds from $946.8 million in long-term debt.

(d)	Reflects adjustment to remove one-time termination fees from P&G Beauty Brands’ historical statement of operations for the year ended June 30, 2016 as the fees relate to the termination and sale of the Dolce & Gabbana fragrance license, which is excluded from the Transactions. The tax impact of this expense was a reduction of $10.0 million.

(e)	Reflects reversal of P&G Beauty Brands one time, non-cash, before-tax impairment charge of $48.0 million in the fiscal year ended June 30, 2016 in order to reflect the Dolce & Gabbana license intangible asset at its updated value estimate of net realizable value, reflecting the impact of the decision to exclude the Dolce & Gabbana license from the Transactions. The tax impact of this impairment was a reduction of $6.0 million.

(f)	Reflects adjustment to remove gain on sale of assets from P&G Beauty Brands’ historical statement of operations for the year ended June 30, 2016 as the gain relates to the sale of brands not transferring with Galleria Company. The tax expense associated with this gain on sales of assets was $3.0 million for the year ended June 30, 2016.

(g)	Reflects the incremental interest expense as a result of debt assumed of $1.9 billion from Galleria Company. The weighted average interest rate used to compute the incremental interest expense was 3.08% assuming LIBOR rates ranging from 0.750% to 0.875% plus an adjustment of 150 to 300 basis points for each term loan as described in the credit agreement. An increase of 0.125% in the interest rate would increase Coty’s pro forma interest expense by approximately $2.4 million for the year ended June 30, 2016.

(h)	Coty used a blended statutory income tax rate estimate of 24% for the year ended June 30, 2016 for both the Excluded Brands and Divested Brands. The blended statutory tax rate is the weighted average of the statutory tax rates, based on the fair market values of the acquired assets and the jurisdictions in which the acquired assets are located.

Note 3—Pro Forma Merger Adjustments

As further described below, the following table reflects the pro forma adjustments as of June 30, 2016 to record the Merger, including (i) reclassification of P&G Beauty Brands balances to align with Coty’s accounting classifications, (ii) adjustments to record the acquisition accounting, (iii) the effects of the pro forma capital structure of, and (iv) adjustments related to other acquisition related items:

	Reclassification Adjustments		Acquisition Accounting Adjustments			Share Conversion Adjustments			Other Acquisition Related Adjustments			Total Pro Forma Merger Adjustments
Assets
Current assets
Cash and cash equivalents	$—		$—			$—			$—			$—
Restricted cash	—		—			—			—			—
Trade receivables, net	—		—			—			—			—
Inventories	—		86.8	(d	)	—			—			86.8
Prepaid expenses and other current assets	(31.0)	(a)	—			—			—			(31.0)
Deferred income taxes	31.0	(a)	—			—			—			31.0

Total current assets	—		86.8			—			—			86.8

Property and equipment, net	130.0	(b)	100.8	(e	)	—			—			230.8
Goodwill	—		5,412.8	(g	)	—			—			2,728.8
			(2,684.0)	(h	)
Other intangible assets, net	—		6,648.2	(g	)	—			—			4,922.2
			(1,726.0)	(h	)
Deferred income taxes	26.0	(c)	—			—			—			26.0
Other noncurrent assets	(130.0)	(b)	7.9	(f	)	—			—			(148.1)
	(26.0)	(c)

Total assets	$—		$7,846.5			$—			$—			$7,846.5

Liabilities and equity
Current liabilities
Accounts payable	$—		$—			$—			$—			$—
Accrued expenses and other current liabilities	—		—			—			34.0	(n	)	34.0
Short-term debt and current portion of long-term debt	—		—			—			—			—
Income and other taxes payable	—		—			—			—			—
Deferred income taxes	—		20.8	(i	)	—			—			20.8

Total current liabilities	—		20.8			—			34.0			54.8

Long-term debt	—		—			—			—			—
Pension and other post-employment benefits	—		398.4	(j	)	—			—			398.4
Deferred income taxes	—		1,109.9	(i	)	—			—			1,109.9
Other noncurrent liabilities	—		—			—			—			—

Total liabilities	—		1,529.1			—			34.0			1,563.1

Preferred Stock	—		—			—			—			—
Class A Common Stock	—		4.1	(k	)	2.6	(m	)	—			6.7
Class B Common Stock	—		—			(2.6)	(m	)	—			(2.6)
Additional paid-in capital	—		9,624.5	(l	)	—			—			6,620.3
			(3,004.2)	(h	)
Accumulated deficit	—		—			—			(34.0)	(n	)	(34.0)
Accumulated other comprehensive (loss) income	—		(307.0)	(h	)	—			—			(307.0)
Treasury stock-at cost, shares	—		—			—			—			—

Total stockholder’s equity	—		6,317.4			—			(34.0)			6,283.4
									—

Total liabilities and stockholder’s equity	$—		$7,846.5			$—			$—			$7,846.5

As further described below, the following table reflects the pro forma adjustments for the fiscal year ended June 30, 2016 to record the Merger, including (i) reclassification of P&G Beauty Brands balances to align with Coty’s accounting classifications and (ii) adjustments to record the acquisition accounting:

	Reclassification Adjustments		Acquisition Accounting Adjustments		Total Pro Forma Merger Adjustments
Net revenues	$—		$—		$—
Cost of sales	(25.0)	(o)	6.2	(q)	(29.2)
			(10.4)	(r)

Gross profit	25.0		4.2		29.2
Selling, general and administrative expenses	(25.0)	(o)	(43.5)	(r)	(95.1)
	(27.0)	(p)	0.4	(q)
Amortization expense	27.0	(p)	255.6	(s)	282.6
Restructuring costs	50.0	(o)	—		50.0
Acquisition-related costs	—		(163.8)	(r)	(163.8)
Asset impairment charges	—		—		—
Gain on sale of assets	—		—		—

Operating income	—		(44.5)		(44.5)
Interest expense, net	—		(13.0)	(r)	(13.0)
Loss on early extinguishment of debt	—		—		—
Other expense (income), net	—		—		—

Income before income taxes	—		(31.5)		(31.5)
(Benefit) provision for income taxes	—		(7.6)	(t)	(7.6)

Net income	—		(23.9)		(23.9)
Net income attributable to noncontrolling interests	—		—		—
Net income attributable to redeemable noncontrolling interests	—		—		—

Net income attributable to Coty Inc.	$—		$(23.9)		$(23.9)

(a)	Reflects the reclassification of current deferred income tax assets from “Prepaid expenses and other current assets” to the current portion of “Deferred income taxes.”

(b)	Reflects the reclassification of marketing furniture and in-store displays from “Other noncurrent assets” to “Property and equipment, net.”

(c)	Reflects the reclassification of noncurrent deferred income tax assets from “Other noncurrent assets” to the noncurrent portion of “Deferred income taxes.”

(d)	Adjustment to record inventory at its estimated fair value. These assumptions and adjustments are preliminary.

(e)	Represents an increase in “Property and equipment” as a result of adjusting the historical book value of such assets to the preliminary estimated fair value. Adjustment does not consider the potential sale of the Ondal Sarreguemines Plant by P&G.

(f)	Reflects $7.9 million of expenditures to be paid to P&G at closing that are necessary to facilitate the transfer of Galleria to Coty.

(g)	Reflects the recognition of $5.4 billion of goodwill, $4.5 billion of finite-lived intangible assets, and $2.2 billion of indefinite-lived intangible assets.

The estimated fair value of finite-lived intangible assets acquired represents an increase over P&G Beauty Brands’ historical finite-lived intangible assets relating to Galleria at October 1, 2016. The preliminary estimated fair value allocated to finite-lived intangible assets consists primarily of trademarks, customer relationships, license agreements and product formulations. The actual adjustments may differ materially based on the final determination of fair value and are subject to change. Management relied on methods under the income approach—specifically the relief-from-royalty method for trade names and multi-period excess earnings method for customer relationships and license agreements. For product formulations, management utilized the replacement cost method under the cost approach.

The estimated fair value of indefinite-lived intangible assets acquired represents an increase over P&G Beauty Brands’ historical indefinite-lived intangible assets relating to Galleria at October 1, 2016. The preliminary estimated fair value allocated to indefinite-lived intangible assets consists primarily of trademarks. The assumption that these intangibles will not be amortized and will have indefinite remaining useful lives is based on many factors and considerations, including brand awareness and the assumption of the continued use of the Galleria brands as part of the marketing strategy of the combined company. These assumptions and adjustments are preliminary. The actual adjustment may differ materially based on the final determination of fair value and is subject to change.

(h)	Reflects the elimination of P&G Beauty Brands’ historical goodwill, intangible assets and stockholders’ equity relating to Galleria in connection with the Merger.

(i)	Represents deferred tax liabilities predominantly related to intangible assets. The deferred tax liabilities represent the tax effect of the difference between the estimated assigned fair value of the assets/liabilities and the tax basis of such assets/liabilities. The estimate was determined by multiplying the increase in the fair value of the respective asset/liability over the book value by a blended statutory tax rate estimate of 24%. The blended statutory tax rate is the weighted average of the statutory tax rates, based on the fair market values of the acquired assets and the jurisdictions in which the acquired assets are located. This rate may change as Coty performs a complete tax analysis. In addition, the actual deferred tax liabilities may differ materially based on changes to the valuation allowance on the combined business which is not included for the purposes of these pro forma financial statements.

(j)	Reflects the assumption of the $398.4 million of net pension liabilities assumed from P&G Beauty Brands as part of the Merger based on the most recent actuarial report projection performed by a third party. This expected liability is comprised of $488.8 million pension benefit obligation and $90.4 million of plan assets at closing of the Transactions.

(k)	Reflects the par value of the approximately 409.7 million additional shares of common stock that were issued and outstanding as part of the Merger at $0.01 par value per share.

(l)	Reflects Coty’s exchange of approximately 409.7 million shares of common stock in the exchange offer to fund a portion of the purchase price of the Merger. The purchase price was based on Coty’s closing share price of $23.50 at September 30, 2016.

(m)	Reflects the conversion of all outstanding shares of Coty Class B common stock owned by JAB Cosmetics B.V. into shares of Coty Class A common stock. Following this conversion and the completion of the Transactions, JAB Cosmetics B.V. remained Coty’s largest stockholder, owning approximately 36% of the fully diluted shares of Coty common stock.

(n)	Reflects $34.0 million of Coty’s acquisition-related costs that were not incurred as of June 30, 2016 and are expected to be incurred through the closing of the Merger through an adjustment to “Accrued expenses and other current liabilities” and “Accumulated surplus (deficit).” This adjustment does not include any acquisition-related costs that may occur after the closing date of the Merger. Coty estimates that the costs to be incurred subsequent to the Merger that are not included within the pro forma financial statements total approximately $900.0 million.

(o)	Reflects conforming presentation of restructuring costs from “Cost of sales” and “Selling, general and administrative expenses” to “Restructuring costs.”

(p)	Reflects conforming presentation of amortization expense of intangible assets from “Selling, general and administrative expenses” to “Amortization expense.”

(q)	Represents the additional depreciation adjustment of acquired “Property and equipment” resulting from the increase in fair value of these assets from the Merger. As different categories of acquired property and equipment become fully depreciated over different useful lives, a fair value and remaining useful life were assessed for each asset class. Coty grouped pools of assets with similar useful lives, and divided the aggregated fair value by the remaining useful life for that pool of assets to derive the straight-line depreciation expenses. Coty assumed a 13-year weighted-average useful life. For each $20.0 million fair value adjustment increase to Property and equipment, assuming a weighted-average useful life of 13 years, depreciation expense would increase by approximately $1.5 million for the year ended June 30, 2016 using the straight-line method of depreciation.

(r)	Reflects the reversal of acquisition-related costs, which primarily include legal, accounting, valuation, other professional or consulting fees, and other internal costs which can include compensation related expenses for dedicated internal resources, as these costs are non-recurring and relate specifically to the Transactions. Coty incurred $163.8 million of acquisition-related costs in the year ended June 30, 2016. P&G Beauty Brands incurred $66.9 million of acquisition-related costs in the year ended June 30, 2016, of which $10.4 million is reflected in “Cost of sales,” $43.5 million is reflected in “Selling, general and administrative expenses” and $13.0 million is reflected in “Interest expense.”

(s)	Represents the additional straight-line amortization of trademarks, customer relationships, license agreements, product formulations and technology resulting from the Merger. Coty assumed ten to 30 year useful lives for trademarks, 1.5 to 16 year useful lives for customer relationships, ten to 30 year useful lives for license agreements, five to 11 year useful lives for product formulations and a five year useful life for technology. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated, and/or management’s view based on historical experience with similar assets.

Reflective of the preliminary purchase price adjustment, for every 5% increase to the fair value of finite-lived intangibles which is an approximate increase of $233.4 million in the fair value of finite-lived intangibles, amortization expense would increase by $14.1 million for the year ended June 30, 2016, assuming useful life ranges as estimated above.

(t)	For purposes of these unaudited pro forma condensed combined statements of operations, Coty used a blended statutory income tax rate estimate of 24% for the year ended June 30, 2016. The blended statutory tax rate is the weighted average of the statutory tax rates, based on the fair market values of the acquired assets and the jurisdictions in which the acquired assets are located. This rate may change as Coty performs a complete tax analysis.